UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 1, 2023

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) & (c) On January 5, 2023, PPL Corporation (the "Company") announced that, effective January 1, 2023, executive vice president and chief operating officer, Gregory N. Dudkin, who is on extended medical leave, shall no longer serve as the Company’s chief operating officer. Mr. Dudkin remains executive vice president.

Also on January 5, 2023, the Company announced the appointment of Francis X. Sullivan as executive vice president and chief operating officer effective January 1, 2023. Mr. Sullivan, age 66, has served as vice president – Operations Performance for the Company since 2021. Prior to joining the Company, he served as senior operations advisor for Kindle Energy LLC for more than two years and as an independent consultant to the power sector since 2018. From 2008 to 2018, Mr. Sullivan served as NRG Energy’s senior vice president of operations. Prior to that, he served for more than a decade in a variety of leadership roles with NRG and Public Service Enterprise Group.

In connection with his new role, the Compensation Committee of the Board of Directors ("Committee") approved the following compensation for Mr. Sullivan in 2023: an annual base salary of $620,000.00; an annual short-term cash incentive target equal to 80% of his annual base salary; and an annual long-term equity incentive target, based on a three-year performance period, of 200% of his annual base salary. As is the case for the Company’s other named executive officers, Mr. Sullivan’s long-term equity incentive awards will be structured as a combination of restricted stock units (20% of total award), performance units based on a total shareowner return target (40% of total award), performance units based on an environmental, social and governance target (20% of total award) and performance units based on an earnings growth target (20% of total award).

In addition, the Committee authorized and approved the execution by the Company of the Company's form of Change in Control Agreement with Mr. Sullivan, in the form filed as Exhibit 10(ee) to the Company’s Annual Report on Form 10-K, effective as of January 1, 2023.

There are no family relationships between Mr. Sullivan and any director or executive officer of the Company. Mr. Sullivan has not been party to any reportable transactions with the Company pursuant to Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated as of January 5, 2023
	104 -	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Joseph P. Bergstein, Jr.
Joseph P. Bergstein, Jr. Executive Vice President and Chief Financial Officer

Dated:  January 5, 2023